UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 6, 2008
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On March 6, 2008, Kimberly-Clark Corporation (the “Corporation”) announced that Steven R. Kalmanson, Group President - North Atlantic Consumer Products, will be retiring from the Corporation.  Mr. Kalmanson’s retirement will occur at the end of 2008. The Corporation also announced the following related senior management changes:

i.	Robert E. Abernathy, current Group President - Developing and Emerging Markets, will replace Mr. Kalmanson as Group President - North Atlantic Consumer Products;

ii.	Robert W. Black, current Chief Strategy Officer, will replace Mr. Abernathy as Group President - Developing and Emerging Markets; and

iii.	Anthony J. Palmer, current Chief Marketing Officer, will assume responsibility for the Corporation’s innovation organization, which previously reported to Mr. Black.

(e)
On March 6, 2008, the Management Development and Compensation Committee (the “Committee”) of the Corporation’s Board of Directors approved the following base salaries, effective on April 1, 2008, for the Corporation’s named executive officers identified in its 2008 proxy statement (the “named executive officers”):

Name	Base Salary($)
Thomas J. Falk, Chairman of the Board and Chief Executive Officer	1,225,000
Mark A. Buthman, Senior Vice President and Chief Financial Officer	660,000
Robert E. Abernathy, Group President - North Atlantic Consumer Products	625,000
Robert W. Black, Group President - Developing and Emerging Markets	560,000
Steven R. Kalmanson, Executive Vice President	645,000

The Committee also established the 2008 target payout amounts for the named executive officers under the Corporation’s Executive Officer Achievement Award Plan, which was approved by stockholders in 2002. The target payout amounts for 2008 are 140 percent of base salary for the Chief Executive Officer and 85 percent of base salary for the other named executive officers.

Item 9.01  Financial Statements and Exhibits.

                 (d) Exhibits.

                 Exhibit (99)  Press Release, dated March 6, 2008, announcing senior management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: March 12, 2008	By: /s/ Timothy C. Everett
Timothy C. Everett
Vice President and Secretary

EXHIBIT INDEX

(99)    Press Release, dated March 6, 2008, announcing senior management changes.